EXHIBIT A

                               AFFILIATE AGREEMENT



American Oncology Resources, Inc.
16825 Northchase Drive, Suite 1300
Houston, Texas 77060
Attention:  Phillip H. Watts

Ladies and Gentlemen:

       The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Physician Reliance Network, Inc., a Texas corporation ("PRN"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

       Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among American Oncology Resources, Inc., Diagnostics Acquisition, Inc., a Texas corporation and wholly owned subsidiary of American Oncology Resources, Inc. ("Sub"), and PRN dated as of December 11, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Sub with and into PRN (the "Merger"), the undersigned will be entitled to receive shares of Common Stock, par value $0.01 per share, of American Oncology Resources, Inc. ("American Oncology Resources, Inc. Common Stock" or "Parent Common Stock") in exchange for shares of Common Stock of PRN (collectively, "Company Stock") owned by the undersigned at the Effective Time (as defined in the Merger Agreement) of the Merger, as determined pursuant to the Merger Agreement.

       Any capitalized term not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

       The undersigned has been advised by PRN and American Oncology Resources, Inc. that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure such "pooling of interests" treatment.

       In consideration of the Merger Agreement, the agreement of American Oncology Resources, Inc. contained herein, American Oncology Resources, Inc.'s reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees as follows:

I.     Restrictions on Transfer Relating to Pooling of Interests

       (a) The undersigned will not make any sale, transfer or other disposition of the Company Stock owned by it during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement.

       (b) The undersigned will not make any sale, transfer or other disposition of American Oncology Resources, Inc. Common Stock owned by it after the Effective Time until such time as financial statements that include at least 30 days of combined operations of the Company and American Oncology Resources, Inc. after the Merger shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, unless the undersigned shall have delivered to American Oncology Resources, Inc. prior to any such sale, transfer or other disposition, a written opinion from PricewaterhouseCoopers LLP, independent public accountants for American Oncology Resources, Inc., or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to American Oncology Resources, Inc., to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules and regulations and interpretations thereof of the SEC and the undersigned will not make any sale, transfer or other disposition of any shares of American Oncology Resources, Inc. Common Stock received by it pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder.

II.    Restrictions on Transfer Relating to Rule 145

       The undersigned has been advised that the issuance of the shares of American Oncology Resources, Inc. Common Stock in connection with the Merger will have been registered with the SEC under the Securities Act pursuant to a Registration Statement on Form S-4. However, the undersigned has also been advised, and it agrees, that since it may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the American Oncology Resources, Inc. Common Stock received by it pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act. The undersigned understands that American Oncology Resources, Inc. is under no obligation to register the transfer, sale or other disposition of the American Oncology Resources, Inc. Common Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available. The undersigned also understands and agrees that stop-transfer instructions will be given to American Oncology Resources, Inc.'s transfer agent with respect to the American Oncology Resources, Inc. Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of American Oncology Resources, Inc. Common Stock, or any substitutions therefor, a legend stating in substance as follows:

               "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate Agreement between the original holder of such shares and American Oncology Resources, Inc., a copy of which agreement is on file at the principal offices of American Oncology Resources, Inc."

       It is understood and agreed that the legend set forth above shall be removed, upon surrender of certificates bearing such legend, if the undersigned shall have delivered to American Oncology Resources, Inc. an opinion of counsel, the reasonable cost of which would be borne by American Oncology Resources, Inc., in form and substance reasonably satisfactory to American Oncology Resources, Inc., to the effect that the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act. In the event the undersigned attempts to transfer the shares of American Oncology Resources, Inc. Common Stock, the undersigned will deliver to American Oncology Resources, Inc. written notice of a proposed transfer in the form attached as Exhibit A.

       American Oncology Resources, Inc. agrees to file with the SEC on a timely basis after the Effective Time all reports and data required to be filed by it under Section 13 of the Securities Exchange Act of 1934, as amended. Parent shall also furnish to the undersigned from time to time a written statement as to its compliance with the reporting requirements of Rule 144 under the Securities Act of 1933, as amended and shall otherwise use all reasonable efforts to permit such sales under Rule 145.

       It is understood and agreed that this Affiliate's Agreement shall terminate and be of no further force and effect and the legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) the undersigned's shares of Parent Common Stock shall have been registered under the Securities Act of 1933, as amended, for sale, transfer or other disposition by the undersigned or on the undersigned's behalf, or (ii) the undersigned is not at the time an affiliate of Parent and has held the shares of Parent Common Stock issued in the Merger for at least one year (or such other period as may be prescribed by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) and Parent has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months or (iii) the undersigned is not at the time an affiliate of Parent and has not been an affiliate of Parent for at least three months and has held the shares of Parent Common Stock issued in the merger for at least two years (or such other period as may be prescribed by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) or (iv) Parent shall have received a letter from the SEC, or an opinion of counsel reasonably acceptable to Parent, to the effect that the stop transfer restrictions and the legend are not required.

III.   Agreements in Respect of Voting

       The undersigned hereby further agrees that, during the term that this Agreement is in effect, at any meeting of the stockholders of PRN, however called, or in connection with any written consent of the stockholders of PRN, the undersigned shall vote (or cause to be voted), to the extent brought to a vote of shareholders, all voting shares of capital stock of PRN held of record or beneficially by the undersigned in favor of the Merger and the adoption of the Merger Agreement.

       The undersigned further agrees that it will not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement that is contrary to the foregoing provisions.

IV.    Further Representations and Agreements

       The undersigned further agrees that the undersigned shall not, directly or indirectly:

                      (a) except pursuant to the terms of the Merger  Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the shares or any other equity securities of PRN now or hereafter owned by the undersigned (the "Shares") or any interest therein;

                      (b) except as contemplated  by this  Agreement,  grant any proxies or powers of attorney, deposit any Shares into any voting trust or enter into any voting agreement with respect to any Shares;

                      (c) take any action that would make any  representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling the undersigned from performing my obligations under this Agreement.

V.     Miscellaneous

       The undersigned may, after the Effective Time of the Merger Agreement, distribute to its shareholders shares of Parent Common Stock held by the undersigned so long as (if such distribution occurs before the date of publication of the combined financial results report referred to in Section I(b)) no later than the time of such distribution each such shareholder shall have executed and delivered to Parent a letter agreement in the form of this Agreement.

       This Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms other than as a result of the effectiveness of the Merger. Such termination shall not affect the rights of Parent for any breach of any covenants, agreements, representations or warranties herein by the undersigned during the term hereof.

       This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which there would be no adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which such party may be entitled, at law or in equity.

       Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

       Execution of this Agreement by the undersigned shall not be deemed to be an admission by the undersigned that it is an "affiliate" of PRN, nor a waiver of any rights the undersigned may have to object to any claim that the undersigned is an affiliate on or after the date hereof.

       If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

       This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                             Very truly yours,  TEXAS  ONCOLOGY,
                                             P.A.



                                             By: /s/ Charles S. White, III
                                             Name:   Charles S. White, III
                                             Title:  Chairman of the Board



Accepted this 13th day of December, 1998

American Oncology Resources, Inc.



By: /s/ R. Dale Ross
Name:   R. Dale Ross
Title:  Chief Executive Officer and
          Chairman of the Board

                                            EXHIBIT A


American Oncology Resources, Inc.
16825 Northchase Drive, Suite 1300
Houston, Texas 77060
Attention:  Phillip H. Watts


Ladies and Gentlemen:

       The undersigned proposes to sell ___________________ shares of the common stock of American Oncology Resources, Inc. that the undersigned received in connection with the transactions contemplated by the Agreement and Plan of Merger dated December 11, 1998, by and among American Oncology Resources, Inc., Diagnostic Acquisitions, Inc. and Physician Reliance Network, Inc. The undersigned proposes to effect such sale through its broker, and, if applicable, warrants that such sale will be made in accordance with the requirements relating to sales by "affiliates" promulgated under Rule 145 of the Securities Act of 1933, as amended.

                                             Very truly yours,



                                                                EXECUTION COPY


                        AMENDMENT TO AFFILIATE AGREEMENT


         This Amendment, dated as of February 12, 1999, is entered into by and between TEXAS ONCOLOGY, P.A., a Texas professional association ("TOPA"), and AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation ("AOR").

                                    Recitals

         A. In connection with the Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), by and among AOR, Diagnostics Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of AOR, and Physician Reliance Network, Inc., a Texas corporation, TOPA and AOR entered into the Affiliate Agreement, dated as of December 13, 1998 (the "Affiliate Agreement"). Terms used but not defined herein are used herein as defined in the Affiliate Agreement.

         B. TOPA and AOR have agreed to amend the Affiliate Agreement as hereinafter set forth.

         SECTION 1. Amendments to Affiliate Agreement. The Affiliate Agreement is, effective as of December 13, 1998, hereby amended as follows:

                  (a) The first paragraph of Section V (Miscellaneous) of the Affiliate Agreement is hereby amended in its entirety to read as follows:

                  "Notwithstanding any provision herein to the contrary, the undersigned may distribute, grant, sell or transfer to its shareholders up to 1,600,000 shares of Company Stock or, after the Effective Time, up to 1,504,000 of Parent Common Stock, in either case pursuant to stock options issued by, or other contractual commitments of, TOPA and outstanding as of December 11, 1998; provided that (i) in no event shall (A) the number of shares of Company Stock distributed, granted, sold or transferred pursuant to this paragraph plus (B) the number of shares of Parent Common Stock distributed, granted, sold or transferred pursuant to this paragraph divided by 0.94 exceed 1,600,000; (ii) if such shares are issued prior to the Effective Time, no later than the time of such distribution, grant, sale or transfer each such shareholder shall have executed and delivered to Parent a voting agreement in the form attached hereto as Exhibit B; and (iii) if such shares are distributed, granted, sold or transferred after the Effective Time and if such distribution occurs before the date of publication of the combined financial results report referred to in
         Section I(b), no later than the time of such distribution each such shareholder shall have executed and delivered to Parent a letter agreement in the form of this Agreement."

                  (b) The voting  agreement  referenced in paragraph (a) of this
Section 1 and attached hereto as Exhibit B shall be attached to, and be incorporated by reference in, the Affiliate Agreement as Exhibit B thereto.

         SECTION 2. Reference to and Effect on the Affiliate Agreement. On and after the date hereof, each reference in the Affiliate Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in other agreements related to the Affiliate Agreement, shall mean and be a reference to the Affiliate Agreement as amended hereby. Except as hereby expressly amended, the Affiliate Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

         SECTION 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.



                                                     TEXAS ONCOLOGY, P.A.



                                             By: /s/ Fred N. Ekery, M.D.
                                             Title: President



                        AMERICAN ONCOLOGY RESOURCES, INC.



                                             By: /s/ L. Fred Pounds
                                             Title: Chief Financial Officer



                                    EXHIBIT B

                                VOTING AGREEMENT

                                     [DATE]



American Oncology Resources, Inc.
16825 Northchase Drive, Suite 1300
Houston, Texas 77060
Attention:  Phillip H. Watts

Ladies and Gentlemen:

         The undersigned has been advised that Texas Oncology, P.A., a Texas professional association ("TOPA"), has entered into the Affiliate Agreement, dated as of December 13, 1998, as amended by the Amendment to Affiliate Agreement, dated as of February 10, 1999 (as so amended, the "Affiliate Agreement"), with American Oncology Resources, Inc., a Delaware corporation
("AOR"), in connection with the Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), by and among AOR, Diagnostics Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of AOR, and Physician Reliance Network, Inc., a Texas corporation ("PRN"). Any capitalized term not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

         On the date hereof, the undersigned is receiving from TOPA ___ shares (the "New PRN Shares") of Common Stock of PRN ("Company Stock"). Pursuant to the Merger Agreement, the undersigned will receive shares of Common Stock, par value $0.01 per share, of AOR ("Parent Common Stock") in exchange for all of the shares of Company Stock (including the New PRN Shares) owned by the undersigned at the Effective Time (as defined in the Merger Agreement) of the Merger, as determined pursuant to the Merger Agreement.

         In consideration of the agreement of AOR contained herein, AOR's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees as follows:


I.       AGREEMENTS IN RESPECT OF VOTING

         The undersigned hereby further agrees that, during the term that this Agreement is in effect, at any meeting of the stockholders of PRN, however called, or in connection with any written consent of the stockholders of PRN, the undersigned shall vote (or cause to be voted), to the extent brought to a vote of shareholders, all New PRN Shares held of record or beneficially by the undersigned in favor of the Merger and the adoption of the Merger Agreement.

         The undersigned further agrees that it will not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement that is contrary to the foregoing provisions.


II.      FURTHER REPRESENTATIONS AND AGREEMENTS

         The undersigned further agrees that the undersigned shall not, directly or indirectly:

                                    (a)  except  pursuant  to the  terms  of the
                  Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the New PRN Shares now or hereafter owned by the undersigned or any interest therein;

                                    (b)   except   as   contemplated   by   this
                  Agreement, grant any proxies or powers of attorney, deposit any New PRN Shares into any voting trust or enter into any voting agreement with respect to any New PRN Shares; or

                                    (c)  take any  action  that  would  make any
                  representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling the undersigned from performing my obligations under this Agreement.


III.     MISCELLANEOUS

         This Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms other than as a result of the effectiveness of the Merger. Such termination shall not affect the rights of AOR for any breach of any covenants, agreements, representations or warranties herein by the undersigned during the term hereof.

         This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which there would be no adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which such party may be entitled, at law or in equity.

         Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         Execution of this Agreement by the undersigned shall not be deemed to be an admission by the undersigned that it is an "affiliate" of PRN, nor a waiver of any rights the undersigned may have to object to any claim that the undersigned is an affiliate on or after the date hereof.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            Very truly yours,



                                            ---------------------------
                                            [Name of TOPA Shareholder]

                                            Address:___________________





Accepted this _____ day of ______, 1999

American Oncology Resources, Inc.


By:_____________________________
Name:___________________________
Title:__________________________